Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2014 relating to the financial statements, which appears in Fortress Biotech, Inc.’s (formerly known as Coronado Biosciences, Inc.) Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

August 28, 2015